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                                                                     EXHIBIT 5.1

                                                               November 14, 1997

Board of Trustees
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2200
Chicago, Illinois 60606

Ladies and Gentlemen:

     We are acting as counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offer for sale of up to 8,000,000 8.98% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. sec. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

          1. An executed copy of the Registration Statement.

          2. The Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust"), as certified by the State Department of Assessments and Taxation of Maryland ("SDAT") on November 5, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. Resolutions of the Board of Trustees of the Company adopted on September 14, 1997 and November 13, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

          5. Form of Articles Supplementary to the Company's Declaration of Trust, filed as Exhibit 3.3 to the Registration Statement ("Articles Supplementary").

          6. Agreement and Plan of Merger dated September 15, 1997 by and among Equity Office Properties Trust, EOP Operating Limited Partnership, Beacon Properties Corporation, and Beacon Properties, L.P. (the "Merger Agreement").

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity to authentic original documents of all documents submitted to us as to authenticate copies (including telecopies). We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of trust officers and statements of fact, on which we are relying and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Articles of the Annotated Code of Maryland (the "Maryland REIT Law"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) filing of the Articles Supplementary with the SDAT and (iii) issuance of
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the Shares in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Law.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          HOGAN & HARTSON L.L.P.